Exhibit 99.1

VF CORPORATION ANNOUNCES PUBLIC FILING OF FORM 10 REGISTRATION STATEMENT

FOR PLANNED SEPARATION OF KONTOOR BRANDS, INC. AND AVAILABILITY OF

INVESTOR PRESENTATION

GREENSBORO, N.C. – April 1, 2019 – VF Corporation (NYSE: VFC), a global leader in branded lifestyle apparel, footwear and accessories, today announced the public filing of a Form 10 Registration Statement with the U.S. Securities and Exchange Commission in connection with the previously announced separation of VF’s Jeanswear organization into an independent, publicly traded company. The new company, named Kontoor Brands, Inc., will include the Wrangler®, Lee® and Rock & Republic® brands, and the VF Outlet business.

The filing provides detailed information on Kontoor Brands’ business, strategy and historical financial results.

“Our teams across VF have made tremendous progress to prepare for the successful separation of Kontoor Brands from VF and this filing is a significant next step in this process,” said Steve Rendle, Chairman, President and CEO of VF Corporation. “We are highly confident that the separation is the best path forward for both organizations to achieve even greater potential and enhance long-term shareholder value.”

The separation is on track to be completed in May of 2019, subject to final approval by VF’s Board of Directors, customary regulatory approvals, and tax and legal considerations.

“Today’s filing marks an important milestone in the process of establishing Kontoor Brands as an independent company,” said Scott Baxter, named CEO of Kontoor Brands. “As we prepare for life as a separate, publicly traded organization, I am confident that Kontoor Brands is strongly positioned to thrive as a leader in the global apparel industry and deliver long-term value for all of our stakeholders.”

The Form 10 filing is available at www.sec.gov under “Kontoor Brands, Inc.” An updated presentation on the planned separation is available at ir.vfc.com. For more information regarding the proposed separation, please visit TwoGlobalLeaders.com.

About VF

VF Corporation (NYSE: VFC) outfits consumers around the world with its diverse portfolio of iconic lifestyle brands, including Vans®, The North Face®, Timberland®, Wrangler® and Lee®. Founded in 1899, VF is one of the world’s largest apparel, footwear and accessories companies with socially and environmentally responsible operations spanning many geographies, product categories and distribution channels. VF is committed to delivering innovative products to consumers and creating long-term value for its customers and shareholders. For more information, visit www.vfc.com.

Forward-Looking Statements

Certain statements included in this release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” “may,” “believe,” “intend,” and “plan,” and other words and terms of similar meaning or use of future dates. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Our forward-looking statements in this release speak only as of the date of this release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise. Additional information about the company is contained in the company’s filings with the SEC and is available on VF’s website, www.vfc.com.

Contacts

Investors:

Joe Alkire, 336-424-7711

Vice President, Corporate Development, Investor Relations and Financial Planning & Analysis

Joe_Alkire@vfc.com

Or

Media:

Craig Hodges, 336-424-5636

Vice President, Corporate Affairs

Craig_Hodges@vfc.com